UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2022

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one redeemable warrant	GIA.U	The New York Stock Exchange
Common Stock, par value $0.0001 per share	GIA	The New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock for an exercise price of $11.50 per share	GIA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2022, GigCapital5, Inc., a Delaware corporation (“GigCapital5”), announced that it executed a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 8, 2022, with QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital5 (“Merger Sub”), and QT Imaging, Inc., a Delaware corporation (“QT Imaging”) (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). This Current Report on Form 8-K (this “Current Report”) provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Business Combination. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms of these agreements, as applicable, copies of which are filed as Exhibits 2.1, 10.1, and 10.2 to this Current Report and are incorporated by reference into this Current Report.

Business Combination Agreement

The below description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 2.1, and the terms of which are incorporated in this Current Report by reference. Capitalized terms used but not otherwise defined in this Current Report will have the meanings given to them in the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about GigCapital5, QT Imaging, or Merger Sub. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about GigCapital5, Merger Sub, or QT Imaging at the time they were made or otherwise and should only be read in conjunction with the other information that GigCapital5 makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The Merger

Pursuant to the terms of the Business Combination Agreement, Merger Sub will merge with and into QT Imaging (the “Merger”), with QT Imaging as the surviving company in the Merger (the “Surviving Corporation”), and after giving effect to the Merger, the Surviving Corporation will be a wholly owned subsidiary of GigCapital5, which will be renamed as QT Imaging Holdings, Inc. (“QTI Holdings”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the common stock of QT Imaging ( the “Company Common Stock”) (including shares issued upon the exercise or conversion of Company Options, Company Warrants and Company Convertible Notes, but excluding each share of Company Common Stock held in the treasury of QT Imaging which will be cancelled without any conversion of such shares of Company Common Stock held in the treasury) will be automatically cancelled and extinguished and converted into (A) the right to receive a number of shares (the “Per Share Merger Consideration”) of common stock of GigCapital5 (the “GigCapital5 Common Stock”) equal to the Exchange Ratio (as defined below) and (B) the contingent right to receive a portion of the Merger Consideration Earnout Shares (as defined below), if, as and when payable.

The “Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration (as defined below) divided by (b) the Company Fully Diluted Capital Stock (as defined below). The “Aggregate Closing Merger Consideration” means a number of shares of GigCapital5 Common Stock equal to the difference of: (a) the quotient of (i) the Aggregate Closing Merger Consideration Value (as defined below), divided by (ii) $10.00; minus (b) the Aggregate Excess Company Transaction Expenses Shares (as defined below). The “Aggregate Closing Merger Consideration Value” means (a) the sum of (i) $151,000,000, plus (ii) the sum of the exercise prices of all In-the-Money Company Warrants, plus (iii) the cash of QT Imaging as of immediately prior to the Effective Time (the “Company Closing Cash”), plus (iv) the Paid Company Transaction Expenses (as defined below), minus (b) the debt of QT Imaging as of immediately prior to the Effective Time after conversion of any Company Convertible Notes that are being converted into shares of Company Common Stock immediately prior to the Effective Time in accordance with the terms of such Company Convertible Notes (the “Converting Notes”), and which debt of QT

Imaging will not exceed $4,000,000. The “Aggregate Excess Company Transaction Expenses Shares” means a number of shares of GigCapital5 Common Stock equal to the quotient of (a) the amount of transaction expenses of QT Imaging incurred by or on its behalf in connection with the preparation, negotiation and execution of the Business Combination Agreement and the consummation of the transactions that the Business Combination Agreement contemplates (the “Company Transaction Expenses”), in excess of $4,000,000, if any, divided by (b) $10.00, and rounded up to the nearest whole share, and will include all shares to be issued to two entities providing services to QT Imaging as partial payment of the Company Transaction Expenses for such entities. The “Paid Company Transaction Expenses” are all Company Transaction Expenses that QT Imaging will have paid prior to the close of business on the business day immediately preceding the Closing (as defined below).

The “Company Fully Diluted Capital Stock” means, without duplication, the sum of (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (including shares issued upon the exercise of Company Options, the shares issued upon exercise of Company Warrants, and the shares issued pursuant to the conversion of the Company Convertible Notes (the “Company Convertible Notes Shares”), in each case immediately prior to the Effective Time, excluding each share of Company Common Stock held in the treasury of QT Imaging which will be cancelled without any conversion of such shares of Company Common Stock held in the treasury), and (b) the aggregate number of shares of Company Common Stock issuable upon full exercise, exchange or conversion of all In-the-Money Company Warrants (the “In-the-Money Company Warrant Shares,” which together with the Company Common Stock, the In-the-Money Company Warrants and the Company Convertible Notes Shares will constitute the “Company Equity Securities”) outstanding as of immediately prior to the Effective Time and that will become an Assumed Warrant (as defined below).

Effective as of the Effective Time, each outstanding In-the-Money Company Warrant that is not exercised and exchanged prior to the Effective Time will automatically, without any action on the part of the holder of an In-the-Money Company Warrant, in accordance with the provisions of an In-the-Money Company Warrant (for the avoidance of doubt, as may be amended following the date of this Agreement with the written approval of GigCapital5), be converted into a warrant to acquire a number of shares of GigCapital5 Common Stock at an adjusted exercise price per share (each such resulting warrant, an “Assumed Warrant”). Each Assumed Warrant will be subject to the same terms and conditions as were applicable to such corresponding In-the-Money Company Warrant immediately prior to the Effective Time (including applicable vesting conditions), except to the extent such terms or conditions are rendered inoperative by the Transactions. Accordingly, effective as of the Effective Time: (A) each such Assumed Warrant will be exercisable solely for shares of GigCapital5 Common Stock; (B) the number of shares of GigCapital5 Common Stock subject to each Assumed Warrant will be determined by multiplying the number of shares of Company Common Stock subject to such In-the-Money Company Warrant, as in effect immediately prior to the Effective Time, by the Per Share Merger Consideration, and rounding the resulting number down to the nearest whole number of shares of GigCapital5 Common Stock; (C) the per share exercise price for the GigCapital5 Common Stock issuable upon exercise of each Assumed Warrant will be determined by dividing the per share exercise price for the shares of Company Common Stock subject to the In-the-Money Company Warrant, as in effect immediately prior to the Effective Time, by the Per Share Merger Consideration, and rounding the resulting exercise price up to the nearest whole cent; and (D) the holder of each In-the-Money Company Warrant outstanding as of immediately prior to the Effective Time will be entitled to the contingent right to receive a portion of the Merger Consideration Earnout Shares, if, as and when payable. Effective as of the Effective Time, each Company Warrant (other than any In-the-Money Company Warrant) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will, in accordance with the provisions of such Company Warrant (for the avoidance of doubt, as may be amended following the date of this Current Report with the written approval of GigCapital5), be canceled without any conversion of such Company Warrant and no payment or distribution will be made, and the holder of such Company Warrant will cease to have any rights, with respect to such Company Warrant.

Further, prior to the Effective Time, QT Imaging will in a manner acceptable to GigCapital5 take such actions as are necessary to terminate each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, including by payment or in accordance with the terms of the Company Option Plan, the Company Options will be terminated without any conversion of such Company Options and no payment or distribution will be made, and the holder of any Company Options will cease to have any rights, with respect to such Company Options.

Effective at the Closing, the board of directors of QT Imaging Holdings (the “QTI Holdings Board”) will consist of seven directors in a classified board of directors with three classes, the initial members of which (the “Initial

Post-Closing QTI Holdings Directors”) will consist of three individuals identified by GigCapital5 who will serve either in Class I or Class III, and which will include the chairman of the QTI Holdings Board, and four individuals identified by QT Imaging who will serve in either Class I, Class II or Class III, and which will include the Chief Executive Officer of QT Imaging.

The Closing

The closing of the Business Combination (the “Closing”) will occur as promptly as practicable, but in no event later than three Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement.

The Earnout Shares

After the Closing, the holders of the Company Equity Securities as of immediately prior to the Effective Time will have the contingent right to receive additional shares of GigCapital5 Common Stock based on the performance of QTI Holdings of certain requirements (the “Triggering Events”) are achieved. At the Closing and immediately prior to the Effective Time, GigCapital5 will deposit, or will cause to be deposited, with a bank or trust company that will be designated by GigCapital5 and is reasonably satisfactory to QT Imaging (the “Exchange Agent”), among other shares, the sum of 9,000,000 shares of GigCapital5 Common Stock, as such shares may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination, as a pool of shares that can constitute the “Merger Consideration Earnout Shares.” The Merger Consideration Earnout Shares will be allocated among the Company Equity Securityholders as described below.

Promptly upon the occurrence of any Triggering Event, or as soon as practicable after QTI Holdings becomes aware of the occurrence of such Triggering Event or receives written notice of such Triggering Event, QTI Holdings will prepare and deliver, or cause to be prepared and delivered, a written notice to the Exchange Agent (a “Release Notice”), which Release Notice will set forth in reasonable detail the Triggering Event giving rise to the requested release and the specific release instructions with respect to the requested release (including the number of Merger Consideration Earnout Shares to be released from the fund of shares deposited with the Exchange Agent (the “Exchange Fund”) and the identity of the person to whom they should be released). The Merger Consideration Earnout Shares that are to be released from the Exchange Fund and distributed to the Company Equity Securityholders will be distributed to such Company Equity Securityholders in accordance with their respective Pro Rata Shares (as defined below). The Merger Consideration Earnout Shares will be released and delivered as follows (each of (i), (ii) and (iii) below, a Triggering Event):

(i) promptly following the date on which QTI Holdings files its annual report on Form 10-K with respect to its fiscal year ended December 31, 2023 (the “2023 Form 10-K”) with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2023 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, on or prior to such filing date, QT Imaging or QTI Holdings has obtained a formal FDA clearance for breast cancer screening with respect to its breast scanning systems, which remains in full force and effect as of such filing date; provided, that the 2023 Earnout Shares will increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if, in addition, during calendar year 2023, QT Imaging, prior to the Closing, and QTI Holdings, following the Closing, either (A) makes at least eight bona fide placements of its breast scanning systems globally or (B) achieves annual revenue of at least $4,400,000 as set forth in the financial statements included in the 2023 Form 10-K;

(ii) promptly following the date on which QTI Holdings files its annual report on Form 10-K with respect to its fiscal year ended December 31, 2024 (the “2024 Form 10-K”) with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2024 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during calendar year 2024, (A) QTI Holdings achieves annual revenue of at least $17,100,000 as set forth in the financial statements included in the 2024 Form 10-K, and (B) QTI Holdings makes at least four placements of its breast scanning systems in the United States; provided, that the 2024 Earnout Shares will increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved: (x) on or prior to such filing date, QTI Holdings has obtained a formal FDA clearance for a new indication for use of its breast scanning systems (other than any indication obtained prior to calendar year 2024), which remains in full force and effect as of such filing date; or (y) QTI Holdings achieves clinical-quality patient images with QTI Holdings’ open angle scanner during the 2024 calendar year, as reported in the 2024 Form 10 K;

(iii)    promptly following the date on which QTI Holdings files its annual report on Form 10-K with respect to its fiscal year ended December 31, 2025 (the “2025 Form 10-K”), an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2025 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during calendar year 2025, (A) QTI Holdings achieves annual revenue of at least $67,000,000 as set forth in the financial statements included in the 2025 Form 10-K, or (B) the VWAP of shares of GigCapital5 Common Stock equals or exceeds $15 per share for twenty of any thirty consecutive trading days on the Exchanges (as defined below); provided, that the 2025 Earnout Shares will increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved on or prior to such filing date: (x) QTI Holdings has obtained a formal FDA clearance of its open angle scanner, which remains in full force and effect as of such filing date; or (y) QTI Holdings receives net positive results in bona fide clinical trials, conducted in accordance with generally accepted industry standards, for its open angle scanner, as reported in the 2025 Form 10-K; and

(iv) if the conditions set forth in (i), (ii) or (iii) above for any Merger Consideration Earnout Shares to be released from the Exchange Fund and distributed to the Company Equity Securityholders have not been, and become incapable of being, satisfied, then promptly thereafter such Merger Consideration Earnout Shares will be automatically released to QTI Holdings for cancellation and the Company Equity Securityholders will not have any right to receive such Merger Consideration Earnout Shares or any benefit therefrom.

The term “Pro Rata Share” means, with respect to each Company Equity Securityholder, a ratio calculated by dividing (i) the sum of, without duplication, (A) the total number of shares of Company Common Stock held by such Company Equity Securityholder as of immediately prior to the Effective Time, plus (B) the total number of In-the-Money Company Warrant Shares subject to In-the-Money Company Warrants held by such Company Equity Securityholder as of immediately prior to the Effective Time (to the extent such In-the-Money Company Warrants are not exercised or deemed exercised as of immediately prior to the Effective Time), by (ii) the sum of, without duplication, (A) the total number of shares of Company Common Stock held by all Company Equity Securityholders as of immediately prior to the Effective Time, plus (B) the total number of In-the-Money Warrant Shares (to the extent the applicable In-the-Money Company Warrants are not exercised or deemed exercised as of immediately prior to the Effective Time). Any fractional Merger Consideration Earnout Share that would otherwise be issuable to any person will be rounded up to a whole share of GigCapital5 Common Stock.

The term “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) will be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the QTI Holdings Board at such time.

Stock Exchange Listing

Pursuant to the terms of the Business Combination Agreement, GigCapital5 is required to use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Business Combination to be approved for listing on the NYSE, NYSE American, or Nasdaq (“Exchanges”); provided that GigCapital5 will require the prior written consent of QT Imaging to change the listing of the Per Share Merger Consideration from the NYSE or NYSE American to Nasdaq.

Proxy Statement and Registration Statement

As promptly as practicable after the execution of the Business Combination Agreement and receipt of the audited consolidated financial statements of QT Imaging and its subsidiaries for the twelve month period ended December 31, 2021, and (ii) the reviewed financial statements of QT Imaging and its subsidiaries for the nine month period ended September 30, 2022, in accordance with the auditing standards of the PCAOB (which together with the audited consolidation financial statements of QT Imaging and its subsidiaries for the twelve month period ended December 31, 2022, constitute the “PCAOB Financial Statements”), GigCapital5 (with the assistance and cooperation of QT Imaging as reasonably requested by GigCapital5) will prepare and file with the SEC a joint proxy statement/prospectus (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of GigCapital5 and from which QT Imaging may derive an information statement that it can send to the stockholders of QT Imaging relating to (A) with respect to QT Imaging’s stockholders, the action to be taken by certain stockholders of QT Imaging pursuant to the approval and adoption of the Business Combination Agreement and the Merger and all other transactions contemplated by the Business Combination Agreement and (B) with respect to GigCapital5’s stockholders, the meeting of GigCapital5’s stockholders (the “GigCapital5 Stockholders’ Meeting”) to be held to consider approval and adoption of (1) the Business Combination Agreement and the Merger, (2) the second amended and restated GigCapital5 Certificate of Incorporation, (3) the Equity Plan (as defined below), (4) the classes of the members of the QTI Holdings Board as of immediately following the Effective Time, (5) the election of the Initial Post-Closing QTI Holdings Directors to serve as the members of the QTI Holdings Board as of immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified, and (6) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “GigCapital5 Proposals”) and (ii) GigCapital5 will prepare and file with the SEC a registration statement on Form S-4 (together with all amendments to such registration statement, the “Registration Statement”) in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of GigCapital5 Common Stock to be issued to the stockholders of QT Imaging pursuant to this Agreement.

GigCapital5 will call and hold the GigCapital5 Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the GigCapital5 Proposals, and GigCapital5 will use its reasonable best efforts to hold the GigCapital5 Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than thirty days after the date on which the Proxy Statement is mailed to stockholders of GigCapital5). GigCapital5 will use its reasonable best efforts to obtain the approval of the GigCapital5 Proposals at the GigCapital5 Stockholders’ Meeting, including by soliciting from its stockholders’ proxies as promptly as possible in favor of the GigCapital5 Proposals, and will take all other action necessary or advisable to secure the required vote or consent of its stockholders. The board of directors of GigCapital5 will recommend to the stockholders of GigCapital5 that they approve the GigCapital5 Proposals and will include such recommendation in the Proxy Statement.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties to the Business Combination Agreement with respect to, among other things, (a) organization and qualification, subsidiaries, (b) company organizational documents, (c) capitalization, (d) authority relative to the agreement, (e) no conflicts, required filings and consents, (f) permits, compliance, (g) regulatory matters, (h) financial statements, (i) absence of changes, (j) absence of litigation, (k) employee benefit plans, (l) labor and employment matters, (m) real property, title of assets, (n) intellectual property, (o) taxes, (p) environmental matters, (q) material contracts, (r) international trade laws, (s) insurance, (t) board approval, vote required, (u) anti-corruption laws, (v) interested party transactions, (w) exchange act, (x) health care compliance, (y) brokers, (z) exclusivity.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy the conditions to consummation of the Business Combination.

Incentive Plans

In connection with the Merger, the parties will cooperate to establish, prior to the Closing an equity incentive award plan (the “Equity Plan”) for QTI Holdings with an award pool of GigCapital5 Common Stock equal to (i) eleven percent of the fully diluted shares of GigCapital5 Common Stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share) (the “Initial Equity Plan Pool”), which Equity Plan will include an “evergreen” provision pursuant to which such award pool will automatically increase on each January 1st that occurs within the ten year period following stockholder approval of such plan by an amount equal to five percent of the shares of GigCapital5 Common Stock outstanding as of 12:01 a.m. (Pacific Time) on such date, and which Equity Plan will be effective at and after the Closing. The parties expect that up to twenty-five percent of the Initial Equity Plan Pool would be reserved for issuance of awards by QTI Holdings to individuals who were employees or other service providers of QT Imaging as of the Closing and remain continuously employed or engaged by QTI Holdings at the time of the issuance of such awards following the Closing.

QT Imaging Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Closing or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, QT Imaging has agreed, among other things, not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), concerning (1) any sale of assets of QT Imaging, (2) the issuance or acquisition of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities of QT Imaging, or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction, or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction.

GigCapital5 Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Effective Time or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, GigCapital5 has agreed among other things, not to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than QT Imaging, its stockholders and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with QT Imaging, its stockholders and their respective affiliates and representatives.

PIPE Investment

Following the date of the Business Combination Agreement through the Closing, GigCapital5 may enter into agreements with investors (the “PIPE Investors”) for the subscription for GigCapital5 Common Stock, convertible promissory notes or other securities or any combination of such securities to be subscribed for pursuant to the terms of one or more subscription agreements (all such subscription agreements, collectively the “PIPE Subscription Agreements”) on terms and conditions mutually agreeable to GigCapital5 and QT Imaging (such agreement not to be unreasonably withheld, conditioned or delayed), provided that, unless otherwise agreed to, the aggregate gross proceeds under the PIPE Subscription Agreements will not exceed $26,000,000 (the “PIPE Investment Amount”).

Conditions to Closing

The consummation of the Business Combination is subject to the receipt of the requisite approval of the stockholders of each of GigCapital5 and QT Imaging, and the fulfillment of certain other conditions, as described in greater detail below.

Mutual Conditions

Under the terms of the Business Combination Agreement, the obligations of QT Imaging, GigCapital5 and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) the written consent of the stockholders of QT Imaging approving and adopting the Business Combination Agreement and the Merger and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) will have been obtained and be in full force and effect; (ii) the GigCapital5 Proposals will have been approved and adopted by the requisite affirmative vote of the stockholders of GigCapital5 in accordance with the Proxy Statement, the General Corporation Law of the State of Delaware, the GigCapital5 Certificate of Incorporation, bylaws and other governing documents, and the rules and regulations of the Exchanges; (iii) no governmental authority will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the transactions (the “Transactions”) contemplated by the Business Combination Agreement and the other agreements described in this Current Report (the “Transaction Documents”); (iv) all applicable waiting periods (and any extensions of such waiting periods) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in respect of the Transactions will have expired or been terminated; (v) all consents, approvals and authorizations set forth in the Business Combination Agreement will have been obtained from and made with all governmental authorities; (vi) the Registration Statement will have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement will be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement will have been initiated or threatened by the SEC; (vii) the shares of GigCapital5 Common Stock will be listed on an Exchange; and; (viii) upon the Closing, and after giving effect to the redemption rights provided for in Section 9.2 of Article IX of the GigCapital5 Certificate of Incorporation (the “Redemption Rights”), GigCapital5 will have net tangible assets of at least $5,000,001 (excluding assets of the Surviving Corporation).

GigCapital5 Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of GigCapital5 to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, the following conditions: (i) the representation and warranties of QT Imaging contained in the Business Combination Agreement will be true and correct in all material respects, or in all respects, as applicable; (ii) QT Imaging will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed, or complied with by it; (iii) QT Imaging will have delivered to GigCapital5 a certificate signed by an officer of QT Imaging certifying as to the satisfaction of certain of the conditions specified in the Business Combination Agreement; (iv) no Company Material Adverse Effect will have occurred between the date of the Business Combination Agreement and the date of the Closing (the “Closing Date”); (v) other than those persons identified as continuing directors, all members of the board of directors of QT Imaging will have executed written resignations; (vi) the Stockholder Support Agreement (as defined below) will be in full force and effect, and no stockholder of QT Imaging that is a party to the Stockholder Support Agreement (the “Key Company Stockholders”) will have attempted to repudiate or disclaim any of its or his/her obligations thereunder; (vii) all parties to the Registration Rights Agreement (as defined below) (other than GigCapital5) will have delivered, or cause to be delivered, to GigCapital5 copies of the Registration Rights Agreement duly executed by all such parties; (viii) QT Imaging will have delivered to GigCapital5 the Lock-Up Agreement (as defined below) duly executed by each holder of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, other than any such holder who, as of immediately prior to the Effective Time, owns (together with his, her or its Affiliates) an aggregate of less than three percent of all shares of Company Common Stock then outstanding; (ix) QT Imaging will deliver to GigCapital5 a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and

1445 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), together with a notice to the Internal Revenue Service (the “IRS”) (which will be filed by GigCapital5 with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the U.S. Treasury regulations issued pursuant to the Internal Revenue Code; (x) QT Imaging will have delivered to GigCapital5 the PCAOB Financial Statements; (xi) QT Imaging Warrants (other than In-the-Money Company Warrants) will have been amended such that such Company Warrants will be canceled without consideration upon the Closing and the In-the-Money Company Warrants will have been canceled, extinguished and exercised for shares of Company Common Stock in accordance with their terms, or will be capable of being assumed by GigCapital5 in accordance with their terms; (xii) the Converting Notes will have been converted into Company Common Stock immediately prior to the Effective Time and the other Company Convertible Notes will have been repaid or amended to provide that they will be assumed by QTI Holdings and not be convertible into shares or other securities of any entity and will not be subject to a lien or security interest and all liens and security interests currently granted in favor of the holders of such Company Convertible Notes will be terminated as of the Closing; (xiii) the debt of QT Imaging as of immediately prior to the Effective Time after conversion of any Converting Notes will be no more than $4,000,000; and (xiv) the Transaction Documents will be in full force and effect and will not have been rescinded by QT Imaging.

QT Imaging Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of QT Imaging to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, the following conditions: (i) the representation and warranties of GigCapital5 and Merger Sub contained in the Business Combination Agreement will be true and correct in all material respects, or in all respects, as applicable; (ii) GigCapital5 and Merger Sub will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed, or complied with by them; (iii) the GigCapital5 will have delivered to QT Imaging a certificate signed by the President of GigCapital5 certifying as to the satisfaction of certain of the conditions specified in the Business Combination Agreement; (iv) no GigCapital5 Material Adverse Effect will have occurred between the date of the Business Combination Agreement and the Closing Date; (v) the Available Cash (as defined below) will be equal or greater than $15,000,000; (vi) GigCapital5 will have taken all such actions as reasonable required such that, immediately following the Closing, the QTI Holdings Board will consist of the directors as indicated in the Business Combination Agreement; (vii) all current and long-term liabilities of GigCapital5 will, immediately prior to the Closing, be capable of being satisfied as part of the Unpaid GigCapital5 Transaction Expenses (as defined below); (viii) a supplemental listing will have been filed with an Exchange, as applicable, as of the Closing Date to list the shares constituting the Aggregate Closing Merger Consideration; (ix) GigCapital5 will have delivered a copy of the Registration Rights Agreement duly executed by GigCapital5 and the Sponsor (as defined below); (x) GigCapital5 will have delivered a copy of the Lock-Up Agreement duly executed by GigCapital5 and the Sponsor; (xi) the transactions contemplated by the Sponsor Support Agreement to occur at or prior to the Closing will have been consummated; and (xii) the Transaction Documents will be in full force and effect and will not have been rescinded by GigCapital5 or Merger Sub.

The term “Available Cash” means, as of immediately prior the Closing, an amount of cash equal to: (a) the sum of (i) the funds in the trust account established by GigCapital5 for the benefit of its public stockholders following the exercise of any Redemption Rights by such public stockholders of GigCapital5, plus (ii) cash available to GigCapital5 from any other sources, including the PIPE Investment Amounts, plus (iii) the Company Closing Cash, minus (b) (i) the Company Transaction Expenses that are not Paid Company Transaction Expenses (other than any such Company Transaction Expenses to be satisfied by the issuance of shares of GigCapital5 Common Stock, including the Aggregate Excess Company Transaction Expenses Shares) and (ii) the amount of transaction expenses of GigCapital5 or Merger Sub incurred by or on its behalf in connection with the preparation, negotiation and execution of the Business Combination Agreement and the consummation of the transactions that the Business Combination Agreement contemplates to be paid at the Closing and costs and expenses payable to the provider of a buyer-side representation and warranty insurance policy to be obtained by GigCapital5, each of which have not been paid as of the Closing (the “Unpaid GigCapital5 Transaction Expenses”) (other than any such Unpaid GigCapital5 Transaction Expenses to be satisfied by the issuance of shares of GigCapital5 Common Stock to the extent that the aggregate amount of such expenses exceeds $7,000,000).

Termination

The Business Combination Agreement allows the parties to terminate the agreement if certain conditions described in the Business Combination Agreement are satisfied, including (i) by mutual written consent of GigCapital5 and QT Imaging; (ii) by written notice by either GigCapital5 or QT Imaging if the Effective Time has not occurred by September 8, 2023, the date which is nine months after the date of the Business Combination Agreement (the “Outside Date”); (iii) by written notice by either GigCapital5 or QT Imaging if any governmental authority of competent jurisdiction in the United States will have enacted, issued, promulgated, enforced, or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger; (iv) by written notice by either GigCapital5 or QT Imaging to the other party, if any of the GigCapital5 Proposals will fail to receive the requisite vote for approval at the GigCapital5 Stockholders’ Meeting; (v) by written notice by GigCapital5 to QT Imaging, if QT Imaging will have failed to deliver the Written Consent to GigCapital5; (vi) by written notice by GigCapital5 to QT Imaging upon a breach of any representation, warranty, covenant or agreement on the part of QT Imaging set forth in the Business Combination Agreement, or if any representation or warranty of QT Imaging will have become untrue; (vii) by written notice by QT Imaging to GigCapital5 upon a breach of any representation, warranty, covenant or agreement on the part of GigCapital5 or Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of GigCapital5 or Merger Sub will have become untrue; or (viii) by written notice by either GigCapital5 or QT Imaging to the other party, if after giving effect to the Redemption Rights, GigCapital5 does not have net tangible assets of at least $5,000,001 (excluding assets of the Surviving Corporation).

Stockholder Support Agreement

GigCapital5, QT Imaging, and the Key Company Stockholders, concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders holding at least fifty and one tenth percent of the Company Common Stock have agreed, among other things, to vote all of their shares of QT Imaging in favor of the Business Combination Agreement and the Business Combination, including the Merger.

The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 10.1, and the terms of which are incorporated into this Current Report by reference.

Sponsor Support Agreement

GigCapital5, its sponsor, GigAcquisitions5, LLC (the “Sponsor”) and QT Imaging have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the GigCapital5 Stockholders’ Meeting (as defined in the Sponsor Support Agreement) (or validly execute and return and cause such consent to be granted with respect to), all of its shares of GigCapital5 Common Stock in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger.

The foregoing description of the Sponsor Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 10.2, and the terms of which are incorporated into this Current Report by reference.

Registration Rights Agreement

In connection with the Business Combination, GigCapital5 and certain stockholders of QT Imaging (the “Holders”) will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Closing. Pursuant to the terms of the Registration Rights Agreement, QTI Holdings will be obligated to file one or more registration statements to register the resales of GigCapital5 Common Stock held by such Holders after the Closing. Holders holding at least majority in interest of the registrable securities owned by all Holders are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities, up to a total of three such demands. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, such Holders may demand at any time or from time to time, that QTI Holdings file a registration statement on Form S-3 (or any similar short-form registration which may be available) to register the resale of the registrable securities of QTI Holdings held by such Holders. The Registration Rights Agreement will also provide such Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, QTI Holdings will indemnify such Holders and certain persons or entities related to such Holders such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Holders sell their registrable securities, unless such liability arose from such Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Holders including registrable securities in any registration statement or prospectus will indemnify QTI Holdings and certain persons or entities related to QTI Holdings such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents

The foregoing description of the Registration Rights Agreement and the transactions contemplated by the Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of Registration Rights Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit C to Exhibit 2.1 to this Current Report, and the terms of which are incorporated into this Current Report by reference.

Lock-Up Agreement

In connection with the Business Combination, GigCapital5 and the Holders will enter into the Lock-Up Agreement. The Lock-Up Agreement will provide that, subject to certain exceptions, each of the Holders will not transfer any shares of GigCapital5 Common Stock beneficially owned or owned of record by such of the Holders until the earlier of (a) six months following the Closing Date; (b) subsequent to the Closing, the date on which the reported closing price of one share of GigCapital5 Common Stock quoted on the Exchange on which the shares of GigCapital5 Common Stock are then listed equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing Date) for any twenty trading days within any thirty consecutive trading day period commencing at least ninety days after the Closing Date; and (c) subsequent to the Closing, the date on which GigCapital5 completes a liquidation, merger, stock exchange or other similar transaction that results in all of GigCapital5’s stockholders having the right to exchange their GigCapital5 securities for cash, securities or other property.

The foregoing description of the Lock-Up Agreement and the transactions contemplated by the Lock-Up Agreement is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of Lock-Up Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit D to Exhibit 2.1 to this Current Report, and the terms of which are incorporated into this Current Report by reference.

Item 7.01	Regulation FD Disclosure.

On December 12, 2022, GigCapital5 and QT Imaging issued a joint press release announcing the Business Combination Agreement. The press release is attached to this Current Report as Exhibit 99.1 and incorporated by reference into this Current Report.

Furnished as Exhibit 99.2 to this Current Report and incorporated into this Item 7.01 by reference is the investor presentation that GigCapital5 and QT Imaging have prepared for use in connection with the announcement of the Business Combination Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and will not be deemed to be incorporated by reference into the filings of GigCapital5 under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Additional Information and Where to Find It

In connection with the proposed Business Combinations, GigCapital5 intends to file with the SEC the Registration Statement, which will include a preliminary Proxy Statement to be distributed to holders of GigCapital5 Common Stock in connection with GigCapital5’s solicitation of proxies for the vote by GigCapital5’s stockholders with respect to the Business Combination and the other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the stockholders of QT Imaging in connection with the Business Combination. After the Registration Statement has been filed and declared effective, GigCapital will mail a definitive Proxy Statement, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the Proxy Statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about GigCapital5, QT Imaging and the proposed Business Combination. Such persons can also read GigCapital5’s Annual Report on Form 10-K and Form 8-K reports for more information on the security holdings of its officers and directors and their respective interests as security holders in the consummation of the Transactions described in this Current Report. The Proxy Statement and Registration Statement, once available, and GigCapital5’s other reports can be obtained, without charge, at the SEC’s web site (www.sec.gov) and on GigCapital5’s website at www.gigcapital5.com.

Participants in the Solicitation

GigCapital5, QT Imaging, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GigCapital5 stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of GigCapital5’s directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GigCapital5’s stockholders in connection with the proposed business combination will be set forth in the Proxy Statement for the proposed Business Combination when available. Information concerning the interests of GigCapital5’s and QT Imaging’s equity holders and participants in the solicitation, which may, in some cases, be different than those of GigCapital5’s and QT Imaging’s equity holders generally, will be set forth in the Proxy Statement relating to the proposed Business Combination when it becomes available. GigCapital5 stockholders, potential investors and other interested persons should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements:

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of GigCapital5 and QT Imaging may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations of the management of QT Imaging with respect to the business and prospects of QT Imaging and the QTscan® and other products of QT Imaging, the benefits of the proposed Business Combination, the plans, expectations and intentions of QT Imaging and GigCapital5, the satisfaction of the closing conditions to the proposed Business Combination, the timing of the completion of the proposed Business Combination and the future performance of QT Imaging, including the anticipated impact of the proposed Business Combination on this performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of GigCapital5 and QT Imaging and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of GigCapital5, QT Imaging and QTI Holdings to issue equity or equity-linked securities in connection with the proposed Business Combination or in the future, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Business Combination and the Business Combination Agreement; (3) the inability to complete the proposed Business Combination, including the risk that any regulatory approvals or the SEC’s declaration of the effectiveness of the Proxy Statement are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect QTI Holdings or the expected benefits of the proposed Business Combination or due to failure to obtain approval of the stockholders of GigCapital5 and QT Imaging or other conditions to closing; (4) the amount of redemption requests made by GigCapital5’s stockholders; (5) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the proposed Business Combination and (y) the business of QT Imaging and QTI Holdings; (6) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (7) the inability to obtain or maintain the listing of QTI Holdings’ common stock on the New York Stock Exchange or any other Exchange following the proposed Business Combination; (8) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (9) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of QTI Holdings to grow and manage growth profitably and retain its key employees; (10) costs related to the proposed Business Combination; (11) changes in applicable laws or regulations; (12) the demand for QT Imaging’s and QTI Holdings’ services together with the possibility that QT Imaging or QTI Holdings may be adversely affected by other economic, business, and/or competitive factors; (13) risks and uncertainties related to QT Imaging’s business, including, but not limited to, the ability of QT Imaging to increase sales of its output products in accordance with its plan; (14) risks related to the rollout of QT Imaging’s business and the timing of expected business milestones; (15) the effects of competition on QT Imaging’s business; (16) changes in domestic and foreign business, market, financial, political, and legal conditions; and (17) other risks and uncertainties included in (x) the “Risk Factors” sections of the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by GigCapital5 and (y) other documents filed or to be filed with the SEC by GigCapital5. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. GigCapital5 and QT Imaging do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Business Combination Agreement, dated as of December 8, 2022, by and among GigCapital5, Inc., QTI Merger Sub, Inc. and QT Imaging, Inc.

10.1†	Stockholder Support Agreement, dated as of December 8, 2022, by and among GigCapital5, QT Imaging, Inc. and certain stockholders of QT Imaging, Inc. named in the Stockholder Support Agreement.

10.2	Sponsor Support Agreement, dated as of December 8, 2022, by and among GigCapital5, GigAcquisitions5, LLC, and QT Imaging, Inc.

99.1	Press Release, dated December 12, 2022

99.2	Investor Presentation, dated December 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2022	GIGCAPITAL5, INC.

	By:	/s/ Dr. Raluca Dinu
	Name:	Dr. Raluca Dinu

	Title:	Chief Executive Officer, President and Secretary